UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 5, 2011

UNIFIRST CORPORATION
(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-08504	04-2103460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 Jonspin Road, Wilmington, Massachusetts 01887
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (978) 658-8888

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Credit Agreement

On May 5, 2011, UniFirst Corporation and certain of its subsidiaries (the "Company") entered into a Credit Agreement (the "Credit Agreement") with Bank of America, N.A., in its capacity as Administrative Agent, Swing Line Lender and L/C Issuer, and each of the Lenders a party thereto.

The Credit Agreement provides for a $250,000,000 unsecured, revolving credit facility, which is scheduled to mature on May 4, 2016 (of which $60,000,000 may be used for the issuances of letters of credit). Provided there is no default and the Company would be in compliance with its financial covenants on a pro forma basis, the Company may, from time to time, request an increase in the aggregate commitments by an amount not exceeding $100,000,000 for a total aggregate facility commitment not to exceed $350,000,000.

The current interest rate for any borrowings under the Credit Agreement, based on the Company's current consolidated funded debt ratio, is LIBOR plus 1.25%.  The specific spread over LIBOR will depend upon the Company's consolidated funded debt ratio.  During an event of default under the Credit Agreement, obligations under the Credit Agreement will bear interest at a rate per annum equal to 2% in excess of the interest rate then in effect.

The Credit Agreement contains provisions requiring the Company to maintain compliance with certain financial and restrictive covenants.  The Credit Agreement also contains certain events of default, including non-payment of principal, interest or fees, violation of covenants, cross default to certain other indebtedness, invalidity of any loan document, material judgments, bankruptcy and insolvency events, and change of control, subject, in certain instances, to cure periods. Obligations under the Credit Agreement may be declared due and payable upon the occurrence of such events of default.

A copy of the Credit Agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference. The description above is a summary of the Credit Agreement, does not provide a complete description of the Credit Agreement, and is qualified in its entirety by reference to the complete text of the Credit Agreement.

Item 1.02.	Termination of a Material Definitive Agreement.

On May 5, 2011, in connection with the Company's entry into the Credit Agreement discussed in Item 1.01, the Company terminated the Amended and Restated Revolving Credit Agreement, dated as of June 14, 2004, as modified, among UniFirst Corporation and certain of its subsidiaries, Bank of America, N.A., in the capacity of a lender and Administrative Agent, JPMorgan Chase Bank, N.A., in the capacity of a lender and Syndication Agent, HSBC Bank USA, National Association, in the capacity of a lender and Documentation Agent, Wachovia Bank, National Association and BankNorth, N.A., in the capacity of lenders and Managing Agents, Banc of America Securities LLC, in the capacity of Arranger, and the other lenders party thereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the discussion set forth in Item 1.01, "Entry into a Material Definitive Agreement," of this Form 8-K under the caption "Credit Agreement", which discussion is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NO.	DESCRIPTION

10.1
Credit Agreement, dated as of May 5, 2011, among UniFirst Corporation and certain of its subsidiaries, Bank of America, N.A., in its capacity as Administrative Agent, Swing Line Lender and an L/C Issuer, and the other Lenders from time to time a party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     UNIFIRST CORPORATION

Date: May 9, 2011	By:	/s/ Ronald D. Croatti
Ronald D. Croatti
Chairman of the Board, Chief Executive Officer and President

	By:	/s/ Steven S. Sintros
Steven S. Sintros
Vice President and Chief Financial Officer

Exhibit Index

EXHIBIT NO.	DESCRIPTION

10.1
Credit Agreement, dated as of May 5, 2011, among UniFirst Corporation and certain of its subsidiaries, Bank of America, N.A., in its capacity as Administrative Agent, Swing Line Lender and an L/C Issuer, and the other Lenders from time to time a party thereto.